Exhibit 10.2

AGI GUARANTY

This Guaranty (this “Guaranty”) is made as of May 31, 2018, by Advanced Green Innovations, LLC, a Nevada limited liability company (the “Guarantor”) and American Power Group Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not defined shall have the meanings assigned such terms in the Purchase Agreement (as defined below).

R E C I T A L S

WHEREAS, pursuant to the terms of that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between Company and Dual Fuel, LLC, an Arizona limited liability company (the “Purchaser”), Company shall, subject to the terms and conditions set forth therein, sell shares of Common Stock to Purchaser;

WHEREAS, Purchaser will be receiving a substantial benefit from the consummation of the transactions contemplated by the Purchase Agreement;

WHEREAS, Guarantor will derive a substantial benefit, through access to and distribution of Company’s technology, from the consummation of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Purchase Agreement contains certain obligations of Purchaser to purchase additional shares of Common Stock of Company pursuant to Section 2.3 thereof; and

WHEREAS, this Guaranty and the agreements set forth herein are a material inducement to Company to enter into the Purchase Agreement.

A G R E E M E N T S

NOW, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	To induce Company to enter into the Purchase Agreement, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Company the due and punctual payment of the Purchase Price Per Share for the additional shares to be purchased by Purchaser pursuant to Section 2.3 of the Purchase Agreement (collectively, the “Obligations”).

2.	This Guaranty is an absolute, irrevocable and unconditional guaranty and is enforceable against Guarantor at such time as the Purchaser fails to meet its Obligations, without the necessity for any suit or proceeding whatsoever against Purchaser, and without the necessity of any protest or notice of non-payment or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives to the extent permitted by applicable law. All payments that are due to Company hereunder from Guarantor shall be made by wire transfer of immediately available funds to the account(s) specified by Company.

3.	Guarantor agrees (a) that this Guaranty is a continuing guaranty of payment of the Purchase Price Per Share and (b) that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected, diminished or impaired by reason of (i) the assertion or the failure of Company to assert against Purchaser any of the rights or remedies reserved to Company pursuant to the provisions of the Purchase Agreement or this Guaranty, (ii) any assignment, modification or amendment of the Purchase Agreement made in accordance with the terms thereof, including any extension of time thereunder, or (iii) any dealings or transactions whatsoever occurring between Company and Purchaser, whether or not notice thereof is given to Guarantor. The parties hereto acknowledge and agree that the rights and remedies provided herein are the exclusive rights and remedies that Company may otherwise have at law or in equity against Guarantor with respect to the Purchase Agreement, but shall not prejudice Company’s right to assert any other claim against Purchaser under the Purchase Agreement.

4.	Guarantor unconditionally and irrevocably agrees to not exercise any rights that it may now have or hereafter acquire with respect to the Obligations, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Company against Purchaser with respect to any of the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute, or common law, including the right to take or receive from Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations shall have been indefeasibly paid in full.

5.	Guarantor hereby represents and warrants to Company that: (a) Guarantor has the power and authority to enter into this Guaranty and to perform the obligations contemplated hereby; (b) this Guaranty has been duly executed and delivered by Guarantor and constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity; (c) neither the execution, delivery and performance of this Guaranty by Guarantor nor the performance by Guarantor of the obligations contemplated hereby will (i) result in a violation or breach of or constitute a default under any of the terms, conditions or provisions of any contract or other agreement to which Guarantor is a party, or (ii) violate any order, writ, injunction or decree to which Guarantor is subject; and (d) Guarantor has the financial capacity to pay and perform its obligations under this Guaranty. The representations and warranties of Guarantor hereunder will indefinitely survive the entry into this Guaranty and the consummation of the Initial Closing.

6.	This Guaranty may be amended, modified, or waived only with the written consent of the parties hereto.

7.	All notices, requests, claims, demands and other communications hereunder shall be given in accordance with the terms of the Purchase Agreement.

8.	This Guaranty and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, Company and its respective successors and permitted assigns. This Guaranty and the rights, interests and obligations hereunder may not be assigned by either party without the prior written consent of the other party.

9.	This Guaranty may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. It is the express intent of the parties hereto to be bound by the exchange of signatures on this Guaranty via facsimile or electronic mail via portable document format (PDF). A facsimile or other copy of a signature shall be deemed an original.

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10.	This Guaranty shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

11.	EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE APPLICABLE STATE OR FEDERAL COURTS SITTING IN THE CITY OF BOSTON, MASSACHUSETTS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED THERETO EXCEPT IN SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH COURT OR THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

12.	THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT ON OR WITH RESPECT TO THIS GUARANTY, INCLUDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

13.	Any and all remedies expressly conferred upon a party to this Guaranty shall be cumulative with, and not exclusive of, any other remedy contained in this Guaranty, at law or in equity. The exercise (or partial exercise) by a party to this Guaranty of any one remedy shall not preclude the exercise by it of any other remedy contained in this Guaranty.

14.	This Guaranty, the Purchase Agreement and the other agreements contemplated herein and therein set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof.
15.	With regard to each and every term and condition of this Guaranty, the parties hereto understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time they desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which of them actually prepared, drafted, authored or requested any term or condition of this Guaranty.

16.	If any provision of this Guaranty or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Guaranty, and is separable from every other part of such provision.

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IN WITNESS WHEREOF, the parties hereto have executed this AGI Guaranty on the date first above written.

GUARANTOR:

ADVANCED GREEN INNOVATIONS, LLC

By:	Cochise Investments, LLC
Its:	Manager

By:	/s/ Kenneth Losch
Name:	Kenneth Losch
Its:	Manager

Accepted and Agreed:

COMPANY:

AMERICAN POWER GROUP CORPORATION

By:	/s/ Charles E. Coppa
Name:	Charles E. Coppa
Title:	CEO and CFO